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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 1999 relating to the consolidated financial statements and financial statement schedules for the year ended March 31, 1999 of NetScout Systems, Inc., which appears in NetScout Systems, Inc.'s Registration Statement on Form S-1 (No. 333-76843), as amended, as filed with the Securities and Exchange Commission on August 11, 1999.

PricewaterhouseCoopers LLP
Boston, MA

November 15, 1999